Exhibit 23.01

Consent of Independent Registered Public Accounting Firm

May 25, 2011

Monro Muffler Brake, Inc.

200 Holleder Parkway

Rochester, New York 14615

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (File Nos. 333-118176 and 333-125964) and Form S-8 (File Nos. 333-34290, 333-57438, 333-57432, 333-57450, 333-133044, 333-133045, and 333-151196) of Monro Muffler Brake, Inc. of our report dated May 25, 2011 relating to the financial statements, and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

Very truly yours,

/s/ PricewaterhouseCoopers LLP

Rochester, New York
May 25, 2011